HEI Exhibit 99

January 29, 2016

Contact:	Clifford H. Chen
	Manager, Investor Relations &	Telephone: (808) 543-7300
	Strategic Planning	E-mail: ir@hei.com

AMERICAN SAVINGS BANK REPORTS 2015 AND FOURTH QUARTER EARNINGS

2015 Net Income of $54.7 Million - Return on Assets of 0.95%
Fourth Quarter 2015 Net Income of $15.0 Million
Solid Profitability In Line with Expectations

Selected 2015 Highlights

•	Achieved 2015 earnings and profitability targets consistent with guidance ranges

•	ROA of 0.95% vs. target of ~0.95%

•	NIM of 3.53% vs. target of ~3.45% to 3.55%

•	Loan growth of 4.1% led by commercial real estate, residential mortgages and home equity lending

•	Strong deposit growth of 8.7% including low-cost core deposit growth of 8.5%

•	Continued favorable trends in asset quality from 2015

•	Net charge-off to average loans ratio of 0.04%

•	Nonperforming assets of 1.02% of total loans and other real estate owned

•	Strong capital levels: 8.8% leverage ratio; 13.3% total capital ratio

•
Named one of Hawaii Business “Best Places to Work” for the 6th consecutive year; American Banker “Best Banks to Work For” list for the 3rd consecutive year; Fortune Magazine as one of the 100 Best Workplaces for Women in America in 2015 and No. 3 on Fortune’s list of 50 Best Workplaces for Diversity in America

•	Contributed over 4,000 volunteer hours and over $1 million of charitable contributions to community organizations

•
Filed SEC Form 10 for spin-off of ASB Hawaii, Inc. the parent company of American Saving Bank, into an independent publicly traded company, mutually contingent upon the closing of the proposed combination of NextEra Energy, Inc. and Hawaiian Electric Industries, Inc. (HEI)

Hawaiian Electric Industries, Inc. • American Savings Bank, F.S.B.
January 29, 2016

HONOLULU - American Savings Bank, F.S.B. (American), a wholly-owned indirect subsidiary of Hawaiian Electric Industries, Inc. (NYSE - HE) today reported net income for the full year of 2015 of $54.7 million compared to $51.3 million in 2014. Net income for the fourth quarter of 2015 was $15.0 million, compared to $13.5 million in the third, or linked, quarter of 2015 and $12.1 million in the fourth quarter of 2014.
“We met our key financial and operational objectives in 2015 and continue to position the bank for good performance for our customers and HEI shareholders in 2016. Our investments in electronic banking platforms, data and risk management capabilities, and process improvement should help us deliver a continuously better experience for our customers, healthy growth, and a more efficient bank,” said Richard Wacker, president and chief executive officer of American.

Full Year Net Income:
Net income for 2015 of $54.7 million was $3.4 million higher than 2014, reflecting solid revenue and asset growth. The most significant drivers impacting the net income increase for 2015 were as follows on an after-tax basis:

•	$5 million higher net interest income as contributions from loan and investment portfolio growth more than offset the lower yield on earning assets; and

•
$4 million higher noninterest income primarily due to higher mortgage banking income ($2 million) resulting from selling a larger portion of low rate mortgage loan originations and higher deposit-related fee initiatives ($2 million)

These increases were partially offset by $6 million higher noninterest expense primarily due to higher pension and benefits expense.

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Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rate of 40% for the bank.

Hawaiian Electric Industries, Inc. • American Savings Bank, F.S.B.
January 29, 2016

Fourth Quarter Net Income:
Fourth quarter 2015 net income of $15.0 million was $1.5 million higher than the third, or linked quarter and $2.8 million higher than the fourth quarter of 2014.
Compared to the linked quarter of 2015, the $1.5 million increase in the fourth quarter of 2015 was primarily driven by the following on an after-tax basis:

•	$1 million lower provision for loan losses primarily related to the recovery during the fourth quarter of 2015 of previously charged-off loans; and

•	$1 million higher net interest income due to strong loan and investment portfolio growth.
These increases were partially offset by $1 million (after-tax) of lower noninterest income primarily due to the gain on sale of the American service center building vacated as part of the campus consolidation plan in the linked quarter.
Compared to the fourth quarter of 2014, the $2.8 million higher net income in the fourth quarter of 2015 was primarily driven by the following on an after-tax basis:

•	$1 million higher net interest income due to strong loan and investment portfolio growth;

•	$1 million higher provision for loan losses in the fourth quarter of 2014 primarily due to the downgrade of one performing commercial real estate loan; and

•	$1 million higher noninterest income.

Financial Highlights:
    Net interest income (pretax) was $188.6 million in 2015, higher than the $180.5 million in 2014 primarily due to loan and investment portfolio growth in 2015. Net interest margin was 3.53% in 2015 compared to 3.62% in 2014, in line with the bank’s net interest margin target of 3.45% to 3.55% for 2015. The decline in net interest margin was primarily attributable to lower yields on interest-earning assets as loan portfolios continued to re-price down in this continued low interest rate environment. The fourth quarter 2015 net interest income (pretax) was $48.7 million, compared to $47.8 million in the linked quarter and $46.7 million in the prior year quarter. Net interest margin was 3.55% in the fourth quarter of 2015 compared to 3.53% in the linked quarter and 3.65% in the fourth quarter of 2014.
The provision for loan losses (pretax) was $6.3 million in 2015 compared to $6.1 million in 2014. The fourth quarter of 2015 provision for loan losses was $0.8 million compared to $3.0 million in the linked quarter and $2.6 million in the fourth quarter of 2014. The lower fourth quarter of 2015 provision was attributable to

Hawaiian Electric Industries, Inc. • American Savings Bank, F.S.B.
January 29, 2016

the recovery of previously charged-off loans. The 2015 net charge-off ratio was 0.04% compared to 0.01% in 2014. The fourth quarter of 2015 net charge-off ratio was a net recovery of 0.08%, lower than the 0.10% in the linked quarter and lower than the prior year quarter ratio of 0.04%.
Noninterest income (pretax) for 2015 was $67.8 million, up from $61.2 million in 2014. The increase was primarily driven by $3.4 million higher mortgage banking income, higher deposit-related fee initiatives and the gain on sale of real estate which were partially offset by the gain on sale of securities in 2014. In the fourth quarter of 2015, noninterest income (pretax) was $16.8 million, compared to $18.5 million in the linked quarter and $15.3 million in the prior year quarter. The linked quarter was positively impacted by the $2 million gain on sale of real estate.
Noninterest expense (pretax) for 2015 was $166.3 million, compared to $156.3 million in 2014. The increase was primarily due to higher pension and benefits expense. In the fourth quarter of 2015, noninterest expense (pretax) was $42.0 million compared to $42.4 million in the linked quarter and $41.1 million in the fourth quarter of 2014.
American achieved loan growth of 4.1% in 2015, consistent with the bank’s target and growth strategies, operating in the competitive Hawaii market environment. Loan growth was primarily driven by commercial real estate, residential and home equity loans that helped to offset the impact of the decline in net interest margin.
    Total deposits were $5.0 billion at December 31, 2015, an increase of $199 million or 4.1% from September 30, 2015, and $402 million or 8.7% from December 31, 2014. Low-cost core deposits increased $185 million or 4.2% from September 30, 2015, and $357 million or 8.5% from December 31, 2014. The average cost of funds was 0.22% for the full year 2015, down 1 basis point from the prior year. For the fourth quarter of 2015, the average cost of funds was 0.22%, unchanged from the linked quarter and prior year quarter.
Overall, American’s return on average equity for the full year remained solid at 9.9% in 2015 compared to 9.6% in 2014 and the return on average assets for the full year was 0.95% in 2015 consistent with 2014. For the fourth quarter of 2015, the return on average equity was 10.7%, up from 9.7% in the linked quarter and 8.9% in the fourth quarter last year. Return on average assets was 1.01% for the fourth quarter of 2015, compared to 0.92% from the linked quarter and 0.88% in the same quarter last year.
In 2015, American paid dividends of $30 million to HEI while maintaining healthy capital levels -- leverage ratio of 8.8% and total capital ratio of 13.3% at December 31, 2015.

Hawaiian Electric Industries, Inc. • American Savings Bank, F.S.B.
January 29, 2016

HEI EARNINGS RELEASE, HEI WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2016 EPS GUIDANCE
Concurrent with American’s regulatory filing 30 days after the end of the quarter, American announced its fourth quarter 2015 financial results today. Please note that these reported results relate only to American and are not necessarily indicative of HEI’s consolidated financial results for the fourth quarter and full year 2015.
HEI plans to announce its fourth quarter and 2015 consolidated financial results on Thursday, February 11, 2016 and will conduct a webcast and conference call to discuss its consolidated earnings, including American’s earnings, and 2016 EPS guidance on Thursday, February 11, 2016, at 12:00 noon Hawaii time (5:00 p.m. Eastern time).
Interested parties within the United States may listen to the conference by calling (888) 311-8190 and entering passcode: 15902422.  International parties may listen to the conference by calling (330) 863-3378 and entering passcode: 15902422 or by accessing the webcast on HEI’s website at www.hei.com under the heading “Investor Relations.”  HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings.
An on-line replay of the February 11, 2016 webcast will be available on HEI’s website beginning about two hours after the event.  Audio replays of the teleconference will also be available approximately two hours after the event through February 25, 2016, by dialing (855) 859-2056 or (404) 537-3406 and entering passcode: 15902422.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array

Hawaiian Electric Industries, Inc. • American Savings Bank, F.S.B.
January 29, 2016

of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Years ended December 31,
(in thousands)	December 31, 2015	September 30, 2015	December 31, 2014	2015	2014
Interest and dividend income
Interest and fees on loans	$47,136	$46,413	$46,276	$184,782	$179,341
Interest and dividends on investment securities	4,550	4,213	3,187	15,120	11,945
Total interest and dividend income	51,686	50,626	49,463	199,902	191,286
Interest expense
Interest on deposit liabilities	1,467	1,355	1,303	5,348	5,077
Interest on other borrowings	1,510	1,515	1,468	5,978	5,731
Total interest expense	2,977	2,870	2,771	11,326	10,808
Net interest income	48,709	47,756	46,692	188,576	180,478
Provision for loan losses	839	2,997	2,560	6,275	6,126
Net interest income after provision for loan losses	47,870	44,759	44,132	182,301	174,352
Noninterest income
Fees from other financial services	5,667	5,639	5,760	22,211	21,747
Fee income on deposit liabilities	5,746	5,883	5,074	22,368	19,249
Fee income on other financial products	2,006	2,096	1,806	8,094	8,131
Bank-owned life insurance	1,016	1,021	1,004	4,078	3,949
Mortgage banking income	1,003	1,437	1,164	6,330	2,913
Gains on sale of investment securities	—	—	—	—	2,847
Other income, net	1,387	2,389	455	4,750	2,375
Total noninterest income	16,825	18,465	15,263	67,831	61,211
Noninterest expense
Compensation and employee benefits	23,705	22,728	19,835	90,518	79,885
Occupancy	4,115	4,128	4,238	16,365	17,197
Data processing	3,002	3,032	2,975	12,103	11,690
Services	2,474	2,556	2,561	10,204	10,269
Equipment	1,578	1,608	1,638	6,577	6,564
Office supplies, printing and postage	1,452	1,511	1,602	5,749	6,089
Marketing	844	934	1,309	3,463	3,999
FDIC insurance	881	809	820	3,274	3,261
Other expense	3,991	5,116	6,116	18,067	17,314
Total noninterest expense	42,042	42,422	41,094	166,320	156,268
Income before income taxes	22,653	20,802	18,301	83,812	79,295
Income taxes	7,700	7,351	6,188	29,082	27,994
Net income	$14,953	$13,451	$12,113	$54,730	$51,301
Comprehensive income	$9,477	$17,678	$5,419	$54,017	$46,940
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.01	0.92	0.88	0.95	0.95
Return on average equity	10.66	9.73	8.93	9.93	9.60
Return on average tangible common equity	12.48	11.43	10.52	11.68	11.35
Net interest margin	3.55	3.53	3.65	3.53	3.62
Net charge-offs to average loans outstanding	(0.08)	0.10	0.04	0.04	0.01
As of period end
Nonperforming assets to loans outstanding and real estate owned *	1.02	1.00	0.85
Allowance for loan losses to loans outstanding	1.08	1.06	1.03
Tangible common equity to tangible assets	8.05	8.23	8.23
Tier-1 leverage ratio *	8.8	8.8	8.9
Total capital ratio *	13.3	13.4	12.3
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$7.5	$7.5	$8.8	$30.0	$36.0
* Regulatory basis. Capital ratios as of December 31, 2015 and September 30, 2015 calculated under Basel III rules, which became effective January 1, 2015.
Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on ASB’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2015 (when filed), ASB Hawaii, Inc.'s Form 10 for the year ended December 31, 2015 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q /A for the quarters ended March 31, 2015 and June 30, 2015 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended September 30, 2015, as updated by SEC Forms 8-K.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

December 31	2015		2014
(in thousands)
Assets
Cash and due from banks		$127,201		$107,233
Interest-bearing deposits		93,680		54,230
Available-for-sale investment securities, at fair value		820,648		550,394
Stock in Federal Home Loan Bank, at cost		10,678		69,302
Loans receivable held for investment		4,615,819		4,434,651
Allowance for loan losses		(50,038)		(45,618)
Net loans		4,565,781		4,389,033
Loans held for sale, at lower of cost or fair value		4,631		8,424
Other		309,946		305,416
Goodwill		82,190		82,190
Total assets		$6,014,755		$5,566,222
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,520,374		$1,342,794
Deposit liabilities–interest-bearing		3,504,880		3,280,621
Other borrowings		328,582		290,656
Other		101,029		118,363
Total liabilities		5,454,865		5,032,434
Common stock		1		1
Additional paid in capital		340,496		338,411
Retained earnings		236,664		211,934
Accumulated other comprehensive loss, net of tax benefits
Net unrealized gains (losses) on securities	$(1,872)		$462
Retirement benefit plans	(15,399)	(17,271)	(17,020)	(16,558)
Total shareholder’s equity		559,890		533,788
Total liabilities and shareholder’s equity		$6,014,755		$5,566,222

Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on ASB’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2015 (when filed), ASB Hawaii, Inc.'s Form 10 for the year ended December 31, 2015 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q /A for the quarters ended March 31, 2015 and June 30, 2015 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended September 30, 2015, as updated by SEC Forms 8-K.

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